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                            LIFE TECHNOLOGIES, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIFE TECHNOLOGIES FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 14, 2000.

    J. Stark Thompson, K. Grahame Walker and George M. Whitesides, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Special Meeting of Stockholders of Life Technologies, to be held on Thursday, September 14, 2000, at Noon, local time, at The University Club, One West 54th Street, New York, New York 10019, and at any adjournment or postponement thereof, upon the matters set forth in the joint Proxy Statement and Prospectus and upon such other matters as may properly come before the Special Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the joint Proxy Statement and Prospectus, and voting in the discretion of the above-named persons on such other matters as may properly come before the Special Meeting. If you specify a different choice on the proxy card, your shares will be voted as specified.

    Signing and dating Life Technologies proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on such other proxy card.

PROPOSAL (1) APPROVAL OF THE LIFE TECHNOLOGIES MERGER.

PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                          (continued on reverse side)
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                                 (Reverse Side)

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1

                                 PROPOSAL (1):
                                 APPROVAL OF THE LIFE TECHNOLOGIES MERGER

                                 FOR            AGAINST            ABSTAIN
                                 / /              / /                / /

I plan to attend the meeting.  / /

                                          DATE: __________________________, 2000
                                          SIGNATURE(S): ________________________

                                          NOTE: Please sign exactly as name
                                          appears hereon. Joint owners should
                                          each sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, give full title as such. If
                                          signing on behalf of a corporation,
                                          sign the full corporate name by
                                          authorized officer. The signer hereby
                                          revokes all proxies heretofore given
                                          by the signer to vote at the Special
                                          Meeting of Stockholders of Life
                                          Technologies and any adjournment or
                                          postponement thereof.